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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           WHISTLER INVESTMENTS, INC.
                           --------------------------
              (Exact name of registrant as specified in its charter)


Nevada                                    88  -  0490890
------                                    --------------
(State  of incorporation                  (I.R.S. Employer or  organization)
                                          Identification No.)


4440  East  Washington  Avenue,  Suite  107
Las  Vegas,  Nevada                             89110
-------------------                             -----
(Address  of  principal  executive  offices)    (Zip  Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

                Title  of  each class        Name of each  exchange  of  which
                to  be  so registered        each class  is  to  be  registered

                Not  Applicable              Not  Applicable
                ---------------              ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.  [   ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-61808
 (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)

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Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-61808) is incorporated by reference into this registration statement.

Item  2.  Exhibits

EXHIBIT
NUMBER                  DESCRIPTION
------------          -------------------
3.1                   Articles  of  Incorporation*
3.2                   By-Laws*
4.1                   Share  Certificate*
10.1                  Mineral  Claim*
10.2                  Mineral  Property  Staking  and  Sales  Agreement*
10.3                  Office  Services  Agreement*
23.1                  Consent  of  Independent  Auditors*
23.2                  Statement of Qualifications and Consent of Geologist to
                      use of name*

------------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  December  6,  2001


WHISTLER  INVESTMENTS,  INC.
Registrant


By:  /s/ Dewey  Jones
     ---------------------------------------
     Dewey  Jones,  President,
     Chief  Executive  Officer  and  director


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